Exhibit 99.1

Cabaletta Bio Announces FDA Granted Orphan Drug Designation to CABA-201 for Treatment of Systemic Sclerosis

PHILADELPHIA, March 20, 2024 — Cabaletta Bio, Inc. (Nasdaq: CABA), a clinical-stage biotechnology company focused on developing and launching the first curative targeted cell therapies for patients with autoimmune diseases, today announced that the U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation (ODD) to CABA-201, a 4-1BB-containing fully human CD19-CAR T cell investigational therapy, for the treatment of systemic sclerosis (SSc). CABA-201 is in development as a potential treatment for autoimmune diseases driven by B cells. The RESET™ (REstoring SElf-Tolerance) clinical trial program includes four Phase 1/2 trials advancing for the evaluation of CABA-201 across multiple autoimmune conditions, including the Phase 1/2 RESET-SSc™ trial.

“Patients diagnosed with systemic sclerosis, a rare and life-threatening chronic autoimmune disease characterized by progressive skin and internal organ fibrosis, face limited treatment options as current therapies provide only modest effects and focus on treating the complications associated with the disease. With an average patient survival of 12 years following diagnosis, there is a significant unmet need for new treatment options that focus on eliminating the root cause of the disease to prevent further organ damage for patients,” said David J. Chang, M.D., Chief Medical Officer of Cabaletta. “Based on the role of B cells and the recently published academic clinical data with CD19-CAR T therapy in systemic sclerosis, we believe CABA-201 may transform the treatment for systemic sclerosis. Orphan Drug Designation is an important recognition for investigational therapies for rare diseases and provides us with potentially valuable benefits as we develop CABA-201 for patients with systemic sclerosis.”

The FDA grants Orphan Drug Designation to drugs or biologics intended to treat or prevent rare diseases or conditions that affect fewer than 200,000 individuals in the United States. This designation qualifies Cabaletta for certain incentives, which may include partial tax credit for clinical trial expenditures, waived user fees and potential eligibility for seven years of marketing exclusivity.

About the RESET-SSc™ Trial

The RESET-SSc™ trial is a Phase 1/2 open-label study of CABA-201 in subjects with SSc across two parallel cohorts. The severe skin cohort will include six patients with severe skin involvement, and the organ cohort will include six patients who meet the pulmonary, cardiac, or renal involvement criteria regardless of skin involvement. Subjects will receive a one-time infusion of CABA-201 at a dose of 1 x 106 cells/kg, preceded by a standard preconditioning regimen of fludarabine and cyclophosphamide. Key inclusion criteria include patients between ages 18 and 70 (inclusive), evidence of significant skin, pulmonary, renal, or cardiac involvement, and significant organ involvement despite use of immunosuppressants. Key exclusion criteria include a primary diagnosis of another rheumatic autoimmune disease, treatment with a B cell depleting agent within six months or treatment with a biologic agent within three months. As part of Cabaletta’s CARTA (Chimeric Antigen Receptor T cells for Autoimmunity) strategy, this trial is intended to evaluate the potential ability of CABA-201 to transiently, but fully, eliminate B cells, potentially enabling durable remissions via a “reset” of the immune system.

About CABA-201

CABA-201 is designed to deeply and transiently deplete CD19-positive B cells following a one-time infusion, which may enable an “immune system reset” with the potential for durable remission off therapy in patients with autoimmune diseases. To date, Cabaletta has received clearance from the FDA for Investigational New Drug (IND) applications for CABA-201 in multiple autoimmune conditions including systemic lupus erythematosus (SLE), myositis, systemic sclerosis (SSc) and generalized myasthenia gravis (gMG). Cabaletta is conducting four RESET™ Phase 1/2 clinical trials with a total of nine cohorts that can advance simultaneously, employing a similar parallel cohort design and starting dose of 1 x 106 cells/kg without a dose escalation requirement.

About Systemic Sclerosis

Systemic sclerosis (SSc) is a rare and potentially fatal chronic autoimmune disease characterized by progressive skin and internal organ fibrosis that can be life-threatening, including interstitial lung disease, pulmonary hypertension, and scleroderma renal crisis. Although the etiology of SSc is not well understood, the pathogenic role of autoantibodies and B cells in SSc provides a rationale for studying CAR T therapy in this population. SSc affects approximately 88,000 patients in the U.S., and typically affects middle-aged individuals, particularly women. Standard treatment options, which have modest effects, include generalized immunosuppressive agents or drugs targeted to specific symptomatic manifestations. Autologous hematopoietic stem cell transplant may provide some benefits in organ involvement, but carries significant risks, including mortality, infertility, and secondary autoimmune disease, limiting its potential to be applied broadly. Due to the lack of adequate treatments, the risk of mortality in systemic sclerosis remains high, with an average survival of approximately 12 years following diagnosis.

About Cabaletta Bio

Cabaletta Bio (Nasdaq: CABA) is a clinical-stage biotechnology company focused on the discovery and development of engineered T cell therapies that have the potential to provide a deep and durable, perhaps curative, treatment for patients with autoimmune diseases. The CABA™ platform encompasses two strategies: the CARTA (chimeric antigen receptor T cells for autoimmunity) strategy, with CABA-201, a 4-1BB-containing fully human CD19-CAR T, as the lead product candidate being evaluated in the RESET™ (REstoring SElf-Tolerance) clinical trials in systemic lupus erythematosus, myositis, systemic sclerosis and generalized myasthenia gravis, and the CAART (chimeric autoantibody receptor T cells) strategy, with multiple clinical-stage candidates, including DSG3-CAART for mucosal pemphigus vulgaris and MuSK-CAART for MuSK myasthenia gravis. The expanding CABA™ platform is designed to develop potentially curative therapies that offer deep and durable responses for patients with a broad range of autoimmune diseases. Cabaletta Bio’s headquarters and labs are located in Philadelphia, PA.

Forward-Looking Statements

This press release contains “forward-looking statements” of Cabaletta Bio within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, express or implied statements regarding: Cabaletta’s ability to retain and recognize and its expectations around the intended incentives conferred by Orphan Drug Designation for CABA-201 for the treatment of SSc; Cabaletta’s ability to retain and recognize the intended incentives conferred by Fast Track Designation and/or Orphan Drug Designations for CABA-201 in

multiple autoimmune diseases; Cabaletta’s expectations around the potential success and therapeutic benefits of CABA-201, including its belief that CABA-201 may enable an “immune system reset” and provide deep and durable responses in patients across an increasing number of autoimmune diseases; Cabaletta’s belief that CABA-201 may potentially transform the treatment of systemic sclerosis; the Company’s advancement of separate Phase 1/2 clinical trials of CABA-201 in patients with SLE, myositis, SSc and gMG; Cabaletta’s ability to leverage its research and translational insights; and the Company’s expectations for the efficiency of the trial design for its Phase 1/2 clinical trials of CABA-201.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to regulatory filings and potential clearance; the risk that signs of biologic activity or persistence may not inform long-term results; Cabaletta’s ability to demonstrate sufficient evidence of safety, efficacy and tolerability in its preclinical studies and clinical trials of CABA-201; the risk that the results observed with the similarly-designed construct employed in the recent academic publications, including due to the dosing regimen, are not indicative of the results we seek to achieve with CABA-201; risks related to clinical trial site activation or enrollment rates that are lower than expected; risks related to unexpected safety or efficacy data observed during clinical studies; risks related to volatile market and economic conditions and public health crises; Cabaletta’s ability to retain and recognize the intended incentives conferred by Orphan Drug Designation and Fast Track Designation for its product candidates, as applicable; risks related to Cabaletta’s ability to protect and maintain its intellectual property position; risks related to fostering and maintaining successful relationships with Cabaletta’s collaboration and manufacturing partners; uncertainties related to the initiation and conduct of studies and other development requirements for its product candidates; the risk that any one or more of Cabaletta’s product candidates will not be successfully developed and/or commercialized; and the risk that the initial or interim results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Cabaletta’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Cabaletta undertakes no duty to update this information unless required by law.

Contacts:

Anup Marda

Chief Financial Officer

investors@cabalettabio.com

William Gramig

Stern Investor Relations, Inc.

william.gramig@sternir.com